Exhibit 99.1

CNBC Interview Transcript, Aired March 2, 2021

One of the latest companies to take this route is QOMPLX. A risk analytics platform which is merging with a blank check company founded by the CEO of Casper. The deal is valued at $1.5 billion dollars and counts Bill Foley as the lead investor, and on the past funding as well. Joining us is CEO of QOMPLX Jason Crabtree, and also Bill Foley, serial SPAC deal-marker, chairman of Cannae Holdings, with investments in software, mortgage analytics, companies, sports teams and more...it’s a real pleasure to have you both on right now. And by the way, I have something special to show you at the end, both of you are West Point guys.

Sullivan: Jason, let's start with you. Cybersecurity, Solarwinds hack, the more we learn about it, the more terrifying it is. Literally bad guys in the systems for months undetected. How much interest are you seeing in cybersecurity right now? >>

Jason: Yeah I think when you look at QOMPLX, QOMPLX is one of the most advanced companies in the world at lateral movement and privilege escalation, and that’s actually the centerpiece of the story at Solarwinds, it was attacks at active directory that are not detected by traditional security solutions and we do this for some of the world’s largest companies and we're very excited as part of this transaction to not just do it in the corporate world, but also to do it back in the government and national security space. >>

Sullivan: Yeah looking at some of your product portfolios, Jason, I also saw finance, and I am thinking to myself, are you trying to go after a little piece of the Bloomberg empire as far as their computer terminal? >>

Jason: Well, I think when thinking about the future of risk, everyone wants to understand how risk and data are colliding to make better decisions, and cybersecurity is one of the most real-time risks and one of the most challenging risks. And QOMPLX has been building a platform that can take vast volumes of information, integrate them together, and use that to support better risk-weighted decision making, especially around some of these issues like cybersecurity so you can be more quantitative. We think thats the future of risk, it’s the future of cyber insurance, and the future of the insurance markets. >>

Sullivan: Alright Bill, and I mean this with respect, you are one of the more complex (see what I did there?) business guys out there. Fidelity National Financial, Cannae holdings and Dunn and Bradstreet, Black Knight. You are in so many business holdings: the Golden Knights hockey team. Why this deal, why now, and are you worried that the SPAC market is getting a little overcooked? >>

Foley: Well, this deal at this time is really based upon Jason and his team that he has with him. We invested in QOMPLX about 2 1/2 years and we did it because we had a breach at one of my companies, a small breach at one of my private companies. And Jason and his team came in, and they determined how the breach happened and they fixed it. We are still working with them, and I was really impressed with the team, and the way they do business, and how sophisticated they are. You just heard it. For a layman, what he is saying is really difficult to understand. As far as the SPAC market goes, I do get concerned that we have a lot of SPACS formed, and the types of businesses that they are taking public, are they really the appropriate type of business to go public at this time? But with our SPACS we are trying to always invest in real companies with real revenue and real EBITA, and so we will continue to do that and the SPAC is a great alternative to the IPO market. But, I think as you and many others feel... >>

Sullivan: Bill, Bill, let me jump in on that.Why is it such an alternative for the IPO? I mean the IPO market was, and the IPO process has been sort of the same minus a dutch auction here or there, and the way that Google did it and a few others for decades. Is the traditional IPO now dead? Are the investment bankers going to be looking for work? >>

Foley: well -- [ laughter ] -- Well, they seem to have plenty of work to do, but the SPAC is the alternative to the IPO process. The IPO process is long and drawn out. We took Dunn and Bradstreet public last summer. We worked on that transaction for about 8 1/2 month and then when you are done by the end of the day, you are subject to the vagaries of the market. Is the market going to accept an IPO at that time? Whereas with a SPAC transaction, you raise the money, it goes into trust and you find a company that you’re interested in acquiring and you then close that transaction. It’s much more abbreviated and also, it’s a way for a financial sponsor or for a corporation to monetize their investment fully or partially. And in our case as with Paysafe and Alite, it’s partial monetization by Blackstone, but they are still our partners going forward. So it is a simple way to execute a public markets transaction. >>

Sullivan: But I guess what I am trying to understand, Bill, is that these kind of came out of the blue. They have been around, I get it, but the pace of them in the last six months has been unprecedented. You heard the numbers, you probably know them by heart anyway, when we were coming in. And I mean, my take as somebody who has been doing this for 26 years: are there that many good companies? It sounds like you have found a good company in QOMPLX, but are there that many good companies out there to buy, because if there were, why wouldn't we have had this before? What changed? Is it the pandemic or the fed policy? >>

Foley: I think that it is really the pandemic. The pandemic shutdown the public markets for a period of time, and that’s when we did our first two SPACs - that was last May and last June and then in August. The pandemic made it possible to do zoom calls, and have zoom calls, contact your investors and take it public and then start to find the companies and do your search. But I do worry that we have a lot of SPACs now. A lot of SPACs. Are they taking the right companies public? That’s a concern. >>

Sullivan: Well, listen, guys, time will tell, and Jason and Bill, I wanted to show you something because you are both West Point grads, and although my father was ten years navy, I gave a speech at West Point and they gave me this, and it is like super cool, and I have it in my office studio right here. Shoutout to all of the cadets at West Point, and I don't know if you can see it, but I don't usually get two cadets on at the same time. >> Thank you, brian. >> I love this thing by the way. ...